LIMITED LIABILITY COMPANY AGREEMENT
OF

DREAMWORKS ANIMATION, LLC

This LIMITED LIABILITY COMPANY AGREEMENT OF DREAMWORKS ANIMATION, LLC (this “Agreement”) is entered into as of August 23, 2016 by Comcast DW Holding, Inc., a corporation organized under the laws of the State of Delaware (the “Member”), with reference to the following facts:

WHEREAS, DreamWorks Animation, LLC (the “LLC”) was formed by the filing of its Certificate of Formation (the “Certificate of Formation”) with the Secretary of State of the State of Delaware on August 23, 2016; and

WHEREAS, the Member desires to adopt and approve a limited liability company agreement for the LLC pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”).

NOW, THEREFORE, the Member hereby agrees as follows:

ARTICLE I
ORGANIZATION AND PURPOSE

Section 1.             Name.  The name of the LLC is DreamWorks Animation, LLC.

Section 2.             Purpose of LLC.  The purpose of the LLC is to engage in any lawful activity under the Act.

Section 3.            Powers.  In furtherance of its purposes, but subject to all of the provisions of this Agreement, the LLC shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act. The LLC shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the LLC.

Section 4.             Member Units. As of the date hereof, the Member is the sole member of the LLC and holds 100 Units (as defined below) representing all of the outstanding limited liability company interests in the LLC.

     (a)    The ownership of units representing limited liability company interests in the LLC (the “Units”) shall be reflected on the Register of Members in the form set forth in Annex A (the “Register of Members”). Unless otherwise determined by the Member, all issuances and transfers of Units made in accordance with the terms of this Agreement shall be registered in the Register of Members and any issuances or transfers or purported issuances and transfers which are not made in accordance with the terms of this Agreement shall, to the fullest extent permitted by law, be void and shall not be registered in the Register of Members. No fee shall be payable to the LLC in connection with such registration.

      (b)    Each Unit shall represent an equal right to share in the profits and losses of the LLC and to receive distributions of the LLC's assets subject to the provisions of this Agreement and the Act. On any matter subject to a vote of the members holding Units, each whole Unit shall be entitled to one (1) vote and each fractional Unit, if any are issued and outstanding, shall be entitled to a proportionate fractional vote. Subject to the below, the LLC may issue Units to such persons and for such consideration, if any, as it shall determine and shall admit such persons acquiring Units as a member. Upon issuance in accordance with the terms of this Agreement, all Units will be deemed validly issued.

      (c)    The LLC shall issue certificates in respect of Units in the form set forth in Annex B. Each certificate shall be signed by an authorized signatory on behalf of the LLC and shall set forth the number of Units represented by such certificate and the name of the owner thereof. Any and all signatures on any such certificates may be facsimiles. All certificates for Units shall be consecutively numbered or otherwise identified. The name of the person to whom a certificate is issued and the number of Units represented thereby and date of issue shall be entered on a Unit certificate register in the form attached hereto as Annex C (the “Register of Unit Certificates”) maintained by the LLC at an address in the United States as may be determined by the Member. Any certificate issued in violation of the provisions of this Agreement shall be void.

      (d)    The Member or any transfer agent of the LLC may direct one or more new certificate(s) representing Units to be issued in place of any certificate or certificates theretofore issued by the LLC, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed.

Section 5.             Term of LLC.  The LLC’s existence commenced upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on August 23, 2016.  The term of the LLC shall continue until the dissolution of the LLC in accordance with this Agreement and the Act.

Section 6.            Principal Business Office.  The principal business office of the LLC shall be located at such location as may hereafter be determined by the Board or the Member.

Section 7.            Registered Agent; Registered Office.  The name and address of the LLC’s registered agent and registered office in the State of Delaware is Enterprise Corporate Services LLC, 1201 N. Market Street, Suite 1000, in the City of Wilmington, County of New Castle, Delaware 19801 .

Section 8.             Fiscal Year.  The fiscal year of the LLC shall end on December 31.

Section 9.             Distributions. A person named on the Register of Members as being a holder of Units on the declaration date of a distribution shall be entitled to receive such distribution. Subject to the limitations of the Act and any other applicable law, distributions shall be made to such holders at the times and in the aggregate amounts determined by the Member. Once such aggregate amounts have been determined by the Member, such amounts shall be distributed to the Member pro rata in accordance with their holdings of Units. No Member shall have the right to receive a return of, or withdraw any portion of its capital contributed to, or to receive any distributions or liquidation proceeds from, the LLC except as specifically provided herein.

Section 10.          Transfers of Units. Any holder of Units may transfer such Units in accordance with this Section. Such transferee shall be admitted to the LLC upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, and registration in the Register of Members. If a Member transfers all of its interest in the LLC pursuant to this Section, such admission of the transferee shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferring Member shall cease to be a member.

ARTICLE II
MANAGEMENT AND DELEGATION OF AUTHORITY

Section 1.            Management.  (a) The business and affairs of the LLC shall be managed by or under the direction of a board of managers (the “Board”) appointed by the Member. Unless and until changed by the Member, the Board shall consist of at least one member. Each Board member shall remain on the Board until a successor is elected and qualified or until his or her resignation or removal by the Member.

               (b)   The Board shall hold meetings (in person or via teleconference) at such time and place as shall be determined from time to time by resolution of the Board. At all meetings of the Board, the presence in person of a majority of the total number of Board members shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the Board members present at a meeting at which a quorum is present shall constitute an act of the Board. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting by written consent of a majority of the total number of Board members.

Section 2.            Officers.  The Board or the Member may, from time to time as either deems advisable, designate natural persons as officers of the LLC and assign titles (including, without limitation, President, Vice President, Chief Financial Officer and Secretary) to any such person. Unless the Board or the Member decide otherwise, if the title of such officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 2 may be revoked by the Board or the Member at any time. An officer of the LLC may be removed with or without cause by the Board or the Member. Each officer of the LLC shall have fiduciary duties to the LLC and the members that are comparable to the fiduciary duties that the officers of a Delaware corporation owe to a corporation and its shareholders.

Section 3.            Other Business. The Member may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The LLC shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 4.            Indemnification. (a) The LLC shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”), by reason of the fact that such person is or was a director, manager or officer of the LLC (or its predecessor corporation) or, while a director, manager or officer of the LLC (or its predecessor corporation), is or was serving at the request of the LLC (or its predecessor corporation) as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding or any claim made in connection therewith. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article II, Section 4. Subject to the second sentence of Article II, Section 4(b), the LLC shall be required to indemnify or make advances to a person in connection with a Proceeding (or part thereof) initiated by such person only if the initiation of such Proceeding (or part thereof) was authorized by the Board.

           (b)   The LLC shall pay the expenses (including attorneys’ fees) incurred by any person that is or was a director, manager or officer of the LLC (or its predecessor corporation) or, while a director, manager or officer of the LLC (or its predecessor corporation), is or was serving at the request of the LLC as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by such a person in defending any Proceeding in advance of its final disposition shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article II, Section 4 or otherwise. If a claim for indemnification after the final disposition of the Proceeding is not paid in full within 90 calendar days after a written claim therefor has been received by the LLC or if a claim for payment of expenses under this Article II, Section 4 is not paid in full within 20 calendar days after a written claim therefor has been received by the LLC, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the LLC shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      (c)   The rights conferred on any person by this Article II, Section 4 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Certificate of Formation of the LLC, this Agreement, agreement, vote of members or resolution of disinterested managers or otherwise. The LLC’s obligation, if any, to indemnify any person that was or is serving at its request as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.

       (d)   Any amendment, modification or repeal of the foregoing provisions of this Article II, Section 4 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 5.             Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article II shall continue as to a person who has ceased to be a director, manager, officer, employee or agent of the LLC (or its predecessor corporation) or other person indemnified hereunder and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such person.

ARTICLE III
DISSOLUTION

Section 1. Events Giving Rise to Dissolution.  (a) The LLC shall dissolve upon the first to occur of the following, and upon no other event or occurrence:

(i)       the written consent of the Members to dissolve the LLC;

(ii)      the occurrence of any event which makes it unlawful for the business of the LLC to be carried on;

(iii)     at any time there are no members unless the LLC is continued in accordance with the Act;

(iv)     the entry of a decree of judicial dissolution of the LLC under the Act; or

(v)      an event otherwise provided under the Act.

       (b)   The occurrence of any event set forth in Section 18-304 of the Act (Events of Bankruptcy) with respect to any Member shall not cause such Member to cease to be a Member and, upon the occurrence of such an event, the LLC shall continue without dissolution.

       (c)   In the event of dissolution, the LLC shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the LLC in an orderly manner), and the assets of the LLC shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act. Upon the cancellation of the Certificate of Formation in accordance with the Act, the LLC and this Agreement shall terminate.

ARTICLE IV
GENERAL PROVISIONS

Section 1.             Limited Liability. Except as required by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Member shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member.

Section 2.            Tax Characterization.  It is the intention of the Member that the LLC be disregarded for federal income (and all conforming state income) tax purposes and that the activities of the LLC be deemed to be activities of the first regarded owner(s), whether direct or indirect, for such purposes.  All provisions of the Certificate of Formation and this Agreement are to be construed so as to preserve that tax status under those circumstances.

Section 3.             Amendments.  This Agreement may be amended by a written agreement of amendment executed by the Member, but not otherwise.

Section 4.             Severability. If any provision of this Agreement or the application thereof is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable to any extent, the remainder of this Agreement and the application of such provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.            Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any conflicts of laws or choice of laws principles that would apply the laws of another jurisdiction.

Section 6.             Successors and Assigns.  Except as provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the Member has executed this Agreement, effective as of the date first written above.

COMCAST DW HOLDING, INC.
Member

By:	/s/ Arthur R. Block
Name:	Arthur R. Block
Title:	Executive Vice President

ANNEX A

Form of Register of Members

Name and Address of each Member	Number of Units Held	ate of Entry onto Register

ANNEX B

Form of Unit Certificates

UNIT CERTIFICATE

[_______________________________]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED.

Certificate Number ___	_ Units

[_______________________________], a Delaware limited liability company (the “Company”), hereby certifies that [______________________] (the “Holder”) is the registered owner of [______] units of the limited liability company interests in the Company (the “Units”). THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS (INCLUDING TRANSFER RESTRICTIONS) AND LIMITATIONS OF THE UNITS ARE SET FORTH IN, AND THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF THE [FIRST/SECOND AMENDED AND RESTATED] LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF _______ __, 20_, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “AGREEMENT”). THE TRANSFER OF THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. A copy of the Agreement will be furnished without charge by the Company to the Holder hereof upon written request. The Company maintains books for the purpose of registering the transfer of Units.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed this _____ of ____________, 20__.

_____________________________LLC

By:
Name:
Title:

ANNEX C

Form of Register of Unit Certificates

Name and Address of Member	Certificate Number	Number of Units Issued	Date of Issuance	Number of Units Cancelled	Date of Cancellation	Number of Units Held